UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 9, 2013 (December 27, 2012)

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland (State or Other Jurisdiction of Incorporation)	000-53945 (Commission File Number)	26-2875286 (IRS Employer Identification No.)

2901 Butterfield Road

Oak Brook, Illinois 60523

(Address of Principal Executive Offices)

(630) 218-8000

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note.

On January 3, 2013, Inland Diversified Real Estate Trust, Inc. (the “Company”), filed a Current Report on Form 8-K (the “Initial Report”) with regard to its entry into, through a wholly-owned subsidiary, a joint venture formed for the purpose of owning, operating and managing six retail shopping centers, collectively known as the “Territory Portfolio.”  The Initial Report also disclosed, among other things, that, in connection with the acquisition of the Territory Portfolio, on December 27, 2012: (1) a wholly-owned subsidiary of the joint venture entered into a loan agreement with Cantor Commercial Real Estate Lending, L.P. and borrowed an aggregate principal amount equal to $70.455 million; and (2) another wholly-owned subsidiary of the joint venture also entered into a loan agreement with Cantor Commercial Real Estate Lending, L.P. and borrowed an aggregate principal amount equal to $34.1 million.  Both loans have identical material terms and provisions. This Current Report on Form 8-K/A is being filed to disclose a correction to the maturity date disclosed in the loan agreements for each loan, and to file the correcting agreements relating to the loans as exhibits hereto.

Item                      1.01                        Entry into a Material Definitive Agreement.

The information discussed under Item 2.03 of the Initial Report and this Current Report on Form 8-K/A is incorporated by reference into this Item 1.01.

Item 2.03                                           Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Centennial Center Loan and Eastern Beltway Loan.  On January 4, 2012, each of the two wholly-owned subsidiaries entered into an agreement with the lender to correct the maturity date in the original loan agreement (collectively, the “Correction Agreements”). Pursuant to the Correction Agreements the maturity dates for each loan has been changed from February 6, 2023 to January 6, 2023.

The information set forth above does not purport to be complete in scope and is qualified in its entirety by the full text of the Correction Agreements, which are attached to this Current Report as Exhibits 10.1 and 10.2 and are incorporated into this Item 2.03 by reference.

Item                      9.01                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1	Agreement, dated as of January 4, 2013, between Inland Diversified Las Vegas Centennial Centre, L.L.C. and Cantor Commercial Real Estate Lending, L.P.

10.2	Agreement, dated as of January 4, 2013, between Inland Diversified Las Vegas Eastern Beltway, L.L.C. and Cantor Commercial Real Estate Lending, L.P.

Certain statements in this Current Report on Form 8-K/A constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”)  and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  Words such as “may,” “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “would,” “could,” “should” and variations of these words and similar expressions are intended to identify forward-looking statements.

These forward-looking statements are not historical facts but reflect the intent, belief or current expectations of our management based on their knowledge and understanding of the business and industry, the economy and other future conditions.  These statements are not guarantees of future performance, and we caution investors not to place undue reliance on forward-looking statements.  Actual results may differ materially from those expressed or forecasted in the forward-looking statements due to a variety of risks, uncertainties and other factors, including but not limited to the factors listed and described under “Risk Factors” in our Quarterly Report on Form 10-Q for the period ended September 30, 2012 and in our Annual Report on Form 10-K for the year ended December 31, 2011.  Forward-looking statements in this Report reflect our management’s view only as of the date of this Report, and may ultimately prove to be incorrect or false.  We undertake no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results.  We intend for these forward-looking statements to be covered by the applicable safe harbor provisions created by Section 27A of the Securities Act and Section 21E of the Exchange Act.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INLAND DIVERSIFIED REAL ESTATE TRUST, INC.

Date: January 9, 2013	By:	/s/ Steven T. Hippel
	Name:	Steven T. Hippel
	Title	Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

10.1	Agreement, dated as of January 4, 2013, between Inland Diversified Las Vegas Centennial Centre, L.L.C. and Cantor Commercial Real Estate Lending, L.P.

10.2	Agreement, dated as of January 4, 2013, between Inland Diversified Las Vegas Eastern Beltway, L.L.C. and Cantor Commercial Real Estate Lending, L.P.